Exhibit 4.2

Execution Copy

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

OMNIBUS AMENDMENT

TO SERIES SUPPLEMENTS

This OMNIBUS AMENDMENT TO SERIES SUPPLEMENTS, dated as of April 1, 2018 (this “Amendment”), to the Supplements (as hereinafter described) to the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2018, among American Express Receivables Financing Corporation III LLC, a Delaware limited liability company (“RFC III”), as Transferor, American Express Travel Related Services Company, Inc., a New York corporation (“TRS”), as Servicer, and The Bank of New York Mellon, a New York banking corporation, as Trustee (in such capacity, the “Trustee”) and as Securities Intermediary, is made and entered into as of April 1, 2018.

RECITALS

WHEREAS, RFC III, as Transferor, TRS, as Servicer, and the Trustee, together with American Express Receivables Financing Corporation II, a Delaware corporation (“RFC II”), as a Transferor prior to the RFC II Removal Date, and American Express Receivables Financing Corporation IV LLC, a Delaware limited liability company (“RFC IV”), as a Transferor prior to the Bank/RFC Merger Date, have previously entered into: (i) the Series 2009-D-II Supplement, dated as of June 5, 2009; (ii) the Series 2013-1 Supplement, dated as of July 25, 2013; (iii) the Series 2013-2 Supplement, dated as of November 13, 2013; (iv) the Series 2014-1 Supplement, dated as of May 19, 2014; (v) the Series 2016-E-II Supplement, dated as of June 7, 2016; (vi) the Series 2017-1 Supplement, dated as of February 21, 2017; (vii) the Series 2017-2 Supplement, dated as of February 21, 2017; (viii) the Series 2017-3 Supplement, dated as of April 25, 2017; (ix) the Series 2017-4 Supplement, dated as of May 30, 2017; (x) the Series 2017-5 Supplement, dated as of July 31, 2017; (xi) the Series 2017-6 Supplement, dated as of October 30, 2017; (xii) the Series 2017-7 Supplement, dated as of October 30, 2017; (xiii) the Series 2017-8 Supplement, dated as of October 30, 2017; (xiv) the Series 2018-1 Supplement, dated as of March 21, 2018; (xv) the Series 2018-2 Supplement, dated as of March 21, 2018; and (xvi) the Series 2018-3 Supplement, dated as of March 21, 2018;

WHEREAS, the series supplements listed in the preceding paragraph are, collectively and in each case as amended to date, the “Supplements”;

WHEREAS, RFC III and RFC IV, as Transferors, TRS, as Servicer, and the Trustee are parties to that Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 and as of July 20, 2016 (as so amended, restated or otherwise modified prior to the date hereof, the “Existing Pooling and Servicing Agreement”);

WHEREAS, concurrently with the execution of this Amendment, the Existing Pooling and Servicing Agreement is being amended and restated to, among other things, reflect the merger of RFC IV with and into, and the assumption of the performance of the covenants and obligations of RFC IV thereunder by, RFC III as of the date hereof (the “Bank/RFC Merger Date”);

WHEREAS, the Existing Pooling and Servicing Agreement as so amended and restated as of April 1, 2018, and as otherwise modified from time to time, is referred to herein as the “Agreement”; and

WHEREAS, pursuant to Section 13.01(a) of the Agreement, the parties to each of the Supplements now wish to amend the Supplements as set forth herein to, among other things, reflect the merger of RFC IV with and into, and the assumption of the performance of the covenants and obligations of RFC IV thereunder by, RFC III.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, RFC III, the Servicer and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    Defined Terms Not Defined Herein.    All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the respective Supplements or the Agreement, as the case may be.

ARTICLE II

AMENDMENTS TO SUPPLEMENTS

SECTION 2.01.    Amendments to Supplements dated prior to the RFC II Removal Date.

(a)    The introductory paragraph at the beginning of each Supplement dated prior to the RFC II Removal Date is hereby amended to state that each such Supplement is “among AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, a Delaware corporation, as a Transferor prior to the RFC II Removal Date, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, a Delaware limited liability company, as a Transferor prior to the Bank/RFC Merger Date, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company, as Transferor, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation, as Servicer, and THE BANK OF NEW YORK MELLON, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as Trustee.”

(b)    All references in each Supplement to the Transferors shall (i) prior to the RFC II Removal Date, be references to RFC II, RFC III and RFC IV, (ii) on and after the RFC II Removal Date but prior to the Bank/RFC Merger Date, be references to RFC III and RFC IV, and (iii) on and after the Bank/RFC Merger Date, be references to RFC III and its successors and assigns, as Transferor under the Agreement, and any Additional Transferors.

SECTION 2.02.    Amendments to Supplements dated on or after the RFC II Removal Date.

(a)    The introductory paragraph at the beginning of each Supplement dated on or after the RFC II Removal Date is hereby amended to state that each such Supplement is “among AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, a Delaware limited liability company, as a Transferor prior to the Bank/RFC Merger Date, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company, as Transferor, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation, as Servicer, and THE BANK OF NEW YORK MELLON, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as Trustee.”

(b)    All references in each Supplement to the Transferors shall (i) prior to the Bank/RFC Merger Date, be references to RFC III and RFC IV, and (ii) on and after the Bank/RFC Merger Date, be references to RFC III and its successors and assigns, as Transferor under the Agreement, and any Additional Transferors.

SECTION 2.03.    Amendments to all Supplements. The definition of “Bank/RFC Merger Date” is hereby inserted in its appropriate alphabetical order in Section 2.01 of each Supplement and it shall read as follows:

“Bank/RFC Merger Date” shall mean April 1, 2018.

ARTICLE III

MISCELLANEOUS

SECTION 3.01.    Assumption by RFC III. RFC III, as successor by merger to RFC IV, expressly assumes the performance of every covenant and obligation of RFC IV under each Supplement.

SECTION 3.02.    Ratification of Supplements. As amended by this Amendment, the Supplements are in all respects ratified and confirmed and each Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 3.03.    Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts (including by way of facsimile or electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

SECTION 3.04.    GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REFERENCE TO ITS OTHER CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3.05.        Effectiveness.    The amendments provided for by this Amendment shall become effective as of April 1, 2018 upon:

(a)        receipt by the Trustee of an Officer’s Certificate of RFC III, as Transferor, dated the date of this Amendment, to the effect that RFC III reasonably believes that this Amendment will not have an Adverse Effect;

(b)        receipt by RFC III, as Transferor, the Servicer and the Trustee of written notice from each Rating Agency that the amendments provided for by this Amendment will not result in a reduction or withdrawal of its existing ratings on any outstanding Series or Class;

(c)        receipt by the Trustee of an Opinion of Counsel delivered in connection with this Amendment pursuant to Section 13.02(d)(i) of the Agreement;

(d)        receipt by the Trustee of the Opinions of Counsel and the Tax Opinion delivered in connection with this Amendment pursuant to Section 13.02(d)(vi) of the Agreement; and

(e)        delivery of counterparts of this Amendment, duly executed by the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, RFC III, as Transferor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, as Transferor

By:	/s/ Denise D. Roberts
Name: Denise D. Roberts
Title: President

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer

By:	/s/ David L. Yowan
Name: David L. Yowan
Title: Treasurer

THE BANK OF NEW YORK MELLON, as trustee and Securities Intermediary

By:	/s/ Michael D. Commisso
Name: Michael D. Commisso
Title: Vice President

[Omnibus Amendment to Series Supplements]